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                                                                     Exhibit 4.2

                       Form of Directors' Option Plan

Director                            Number of
                                    Option Shares(1)
-----------------------------------------------------

Albert T. Adams                     5,000
Lee C. Howley                       5,000
William N. Hulett III               5,000
Frank E. Mosier                     5,000
William H. Schecter                 5,000
Ivan J. Winfield                    5,000


(1) Each option was granted on November 4, 1996, and is exercisable at $20 per share, except for the option granted to William H. Schecter, which was granted on August 12, 1997 and is exercisable at $24.31 per share.



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                             SHARE OPTION AGREEMENT
                             ----------------------

                  THIS AGREEMENT, made as of the 4th day of November 1996, by and between BOYKIN LODGING COMPANY, an Ohio corporation (the "Company"), and [name of director], an individual (the "Holder"),

                              W I T N E S S E T H :
                              ---------------------

                  WHEREAS, the Company desires to grant the Holder, a member of the Board of Directors of the Company, an option to purchase 5,000 Common Shares, without par value, of the Company (the "Shares"); and

                  WHEREAS, the Holder desires to accept that grant;

                  NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the parties hereto hereby agree as follows:

                  1. GRANT OF OPTION. The Company does hereby irrevocably grant to the Holder, and the Holder does hereby accept, the right and option (the "Option") to purchase, at the option of the Holder, 5,000 Shares at the option price of $20.00 per Share, upon and subject to the other terms and conditions hereof. Notwithstanding the foregoing, if at any time or from time to time the number of Common Shares of the Company is increased or decreased, or the Common Shares of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation (whether as a result of a share split, share dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or otherwise), then (i) there shall automatically be substituted for each Share for which the Option has not been exercised the number and kind of shares or other securities into which each outstanding share shall be changed or for which each such share shall be exchanged, and (ii) the option price per Share shall be increased or decreased proportionately so that the aggregate purchase price for the Shares subject to the Option shall remain the same as immediately prior to that event. In addition to the foregoing, the Company is entitled in the event of any such increase, decrease or exchange to make adjustments to this Agreement (including adjustments which may provide for the elimination of fractional shares), when necessary to preserve the terms and conditions hereof.

                  2. TERM OF THE OPTION. The Option is exercisable, in whole or in part, on or after the first anniversary of the date hereof. Shares for which the Option has become exercisable are referred to herein as "Vested Shares," and Shares for which the Option has not become exercisable are referred to herein as "Unvested Shares." The Option terminates on the tenth anniversary of the date hereof and must be exercised, if at all, on or before that date and is not thereafter exercisable, notwithstanding anything herein to the contrary. Notwithstanding anything contained herein to the contrary, it shall be a condition to the Holder's right to exercise the Option with respect to any Vested Shares that there shall have been filed with the Securities and Exchange Commission an effective registration statement on Form S-8 (or such other form as the Company may deem appropriate) with respect to the Shares receivable upon exercise of the Option.

                  3. EXERCISE. (i) Subject to the other terms and conditions hereof, the Option is exercisable, provided payment is made as provided below, from time to time by


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written notice to the Company (in the form required by the Company, the covenants and substantive provisions of which are hereby made part of this Agreement), which shall:

                                    (a) state that the Option is thereby being
                  exercised, the number of Shares with respect to which the Option is being exercised, each person in whose name any certificates for the Shares should be registered and that person's address and social security number;

                                    (b) be signed by the person or persons
                  entitled to exercise the Option and, if the Option is being exercised by anyone other than the Holder, be accompanied by proof satisfactory to counsel for the Company of the right of that person or persons to exercise the Option under all applicable laws and regulations; and

                                    (c) be accompanied by such representations,
                  warranties or agreements with respect to the investment intent of the person or persons exercising the Option as the Company may reasonably request, in form and substance satisfactory to counsel for the Company.

                           (ii) Payment of the Option price may be made, in the
discretion of the person exercising the Option, by full payment of the option price in cash or by check, or, with the consent of the Company, in whole or in part by a surrender of previously acquired Common Shares of the Company having a Fair Market Value (as defined below) on the date of exercise equal to that portion of the purchase price for which payment in cash or check is not made. The latter of the dates on which that notice and payment are received by the Company constitutes the date of exercise of the Option; and

                           (iii) For purposes hereof, the "Fair Market Value" of
a Common Share as of any date shall be; (a) the closing price of a Common Share on the principal exchange on which the Common Shares are then trading, if any, on the day immediately prior to that date, or if Common Shares were not traded on that prior day, then on the next preceding trading day during which a sale occurred (the applicable trading day, the "Trade Date"); or (b) if Common Shares are not traded on an exchange but are quoted on NASDAQ or a successor quotation system, (1) the last sale price (if Common Shares are then listed as a National Market Issue under the NASD National Market System) on the Trade Date; or (2) if Common Shares are not then so listed, the mean between the closing representative bid and asked prices for Common Shares on the Trade Date as reported by NASDAQ or that successor quotation system; or (3) if Common Shares are not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for Common Shares, on the Trade Date, as determined in good faith by the Board of Directors; or (4) if Common Shares are not publicly traded, the fair market value established by the Board of Directors of the Company acting in good faith.

                           (iv) As a condition to the exercise of the Option and
the obligation of the Company to issue Shares upon the exercise thereof, the proposed recipient of the Shares shall make any representation or warranty necessary to comply with any applicable law or regulation or to confirm any factual matter reasonably requested by the Company or its counsel.



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                           (v) Upon exercise of the Option and the satisfaction
of all conditions thereto, the Company shall deliver a certificate or certificates for the applicable Shares to the person or persons and at the time specified above upon receipt of payment for those Shares as set forth above.

                  4. DEATH AND DISABILITY. Upon the death or permanent and total disability of the Holder, the Option must be exercised, if at all, within the period ending on the first anniversary of that death or permanent and total disability. In the case of death, the Option may be exercised only by the Holder's estate or the person designated by the Holder by will, or as otherwise designated by the laws of descent and distribution. Notwithstanding the foregoing, in no event may the Option be exercisable after November 4, 2006, and it may be exercised after the Holder's death only with respect to Shares which were Vested Shares at the time of the Holder's death. For purposes hereof, "permanent and total disability" means a permanent and total disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

                  5. TRANSFERABILITY. The Option and the Holder's rights therein are not transferable by the Holder, except upon the death of the Holder as provided in Paragraph 4. The Option is exercisable (subject to any other applicable restrictions on exercise) only by the Holder (or any guardian or other legal representative duly appointed for the Holder) for the Holder's own account, except in the event of the Holder's death or permanent and total disability as provided in Paragraph 4.

                  6. TAXES. The Holder hereby agrees to pay to the Company any federal, state or local taxes of any kind that may be required by law to be withheld and remitted by the Company with respect to the Option and the exercise thereof. If the Holder does not make any such payment to the Company, the Company, to the extent required or permitted by law, may withhold from any payment of any kind otherwise due to the Holder from the Company, any federal, state or local taxes of any kind required by law to be withheld with respect to the Option or the Shares that are the subject of the Option. The Company, in its sole discretion, may permit the Holder to pay those taxes through the withholding of Shares otherwise deliverable to the Holder upon exercise of the Option or the delivery to the Company of Common Shares otherwise acquired by the Holder. The fair market value of Common Shares withheld by the Company or tendered to the Company for the satisfaction of any tax withholding obligations determined to exist under this Paragraph 6 will be determined on the date on which those Common Shares are withheld or tendered.

                  7. INTENT. The Option does not, and is not intended to, qualify as an "Incentive Stock Option" for purposes of Section 422A(b) of the Code. The Option is to be construed and exercised consistent with this Paragraph 7.

                  8. SECURITIES LAW COMPLIANCE. Notwithstanding any provision of this Agreement to the contrary, the Option is not exercisable unless, at the time the Holder attempts to exercise the Option, in the opinion of counsel for the Company, all applicable securities laws, rules and regulations have been complied with. The Holder agrees that the Company may impose such restrictions on the Shares as are deemed advisable by the Company, including, without limitation, restrictions relating to listing or trading requirements. The Holder further agrees that certificates representing the Shares may bear such legends and statements as the Company considers appropriate or advisable to assure, among other things, compliance with applicable securities laws, rules and regulations.


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                  9. RIGHTS OF THE HOLDER. The granting of the Option does not confer any right on the Holder to continue as a director of the Company. The Holder has no dividend, voting or other rights of a shareholder with respect to the Shares that are subject to the Option prior to the purchase of those Shares upon exercise of the Option and the execution and delivery of all other documents and instruments considered necessary or desirable by the Company in connection therewith.

                  10. MISCELLANEOUS. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, except to the extent otherwise governed by federal law.

                  IN WITNESS WHEREOF, the parties have subscribed their names hereto as of the date first above written.

                                         BOYKIN LODGING COMPANY, an Ohio
                                         corporation


                                         By:
                                             ----------------------------------

                                         Name:    Robert W. Boykin
                                         Title:            President
The foregoing Option is
hereby accepted.


--------------------------------
            (Signature)